SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 29, 2011, 99¢ Only Stores (the “Company”), Number Holdings, Inc. (“Parent”) and affiliates of Ares Management LLC and the Canada Pension Plan Investment Board (together, the “Sponsors”) issued a press release announcing the closing of the offering of $250 million aggregate principal amount of 11% senior notes due 2019 (the “Notes”) in a private placement by Number Merger Sub, Inc. (“Merger Sub”), a subsidiary of Parent controlled by the Sponsors. The Notes were issued in connection with the previously announced acquisition (the “Acquisition”) of the Company by the Sponsors through the merger of Merger Sub with and into the Company. Upon the consummation of the Acquisition, which is expected to occur in January 2012, the Company will assume all of the obligations of Merger Sub and certain subsidiaries of the Company will guarantee such obligations under the Notes.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibit

Exhibit No.	Description

99.1	Press Release dated December 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: December 29, 2011
/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer